PRIME CAPITAL CORPORATION
                   O'Hare International Center
                     10275 West Higgins Road
                    Rosemont, Illinois  60018

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 2, 1997

To the Stockholders of
PRIME CAPITAL CORPORATION:

     The Annual Meeting of Stockholders (the "Annual Meeting") of
Prime Capital Corporation, a Delaware corporation (the
"Company"), will be held on July 2, 1997, at 11:30 o'clock a.m.
(C.S.T.), at O'Hare International Conference Center, 10275 West
Higgins Road, Rosemont, Illinois 60018 for the following purposes:

1.   To elect a Board of Directors to serve for the ensuing year.
2. To consider and act upon a proposal to approve the Company's 1997 Stock Option Plan.
3. To consider and act upon a proposal to amend the Company's 1987 Stock Option Plan.
4. To consider and act upon a proposal to ratify the selection by the Board of Directors of KPMG Peat Marwick, LLP as auditors of the Company for the current fiscal year.
5. To act upon any and all matters incident to any of the foregoing and transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on May
21 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     All stockholders of record on that date are entitled to be present and to vote at the Annual Meeting and are cordially invited to attend the Annual Meeting. If you plan to attend, you may obtain an admittance card by completing the enclosed reservation form and returning it with your proxy. Stockholders are urged, whether or not they plan to attend the Annual Meeting, to mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope. If you attend the Annual Meeting and vote by ballot at the Annual Meeting, you can revoke your proxy at that time and your vote at the Annual Meeting will be counted.

                              By Order of the Board of Directors

                                           Suzanne M. Jackson
                                                    Secretary
Rosemont, Illinois
June 2, 1997




PRIME CAPITAL CORPORATION

O'Hare International Center
10275 West Higgins Road
Rosemont, IL  60018

PROXY STATEMENT FOR ANNUAL MEETING
July 2, 1997


INTRODUCTION

Solicitation, Voting and Revocation of Proxies

     This Proxy Statement is furnished in connection with the solicitation by, and on behalf of, the Board of Directors of Prime Capital Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company on July 2, 1997, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about June 2, 1997. The Annual Meeting is called for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") which are to (i) elect a board of directors, (ii) approve the Company's 1997 Stock Option Plan, (iii) approve an amendment to the Company's 1987 Stock Option Plan, and (iv) ratify the selection of auditors. If a proxy is properly signed and is not revoked by the stockholder, the shares represented thereby will be voted by the Proxy Committee in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted by the Proxy Committee "FOR" the election of management's slate of directors, approval of the Company's 1997 Stock Option Plan, approval of the amendment to the Company's 1987 Stock Option Plan, and the ratification of KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year. The Proxy Committee presently consists of James A. Friedman, Leander W. Jennings, Mark P. Bischoff, William D. Smithburg and Robert T. Youngquist. Proxy cards also confer upon the Proxy Committee discretionary authority to vote the shares represented thereby on any matter which is not known at this time but may be presented for action at the meeting. The Company does not know of any other matters that will be presented at the Annual Meeting. If any other matter comes before the Annual Meeting, or any of its adjournments, however, the members of the Proxy Committee will vote in accordance with their best judgment.

     A proxy may be revoked at any time before it is exercised by voting in person at the Annual Meeting or by a later proxy, or by written notice of revocation bearing a later date which is delivered to the Secretary of the Company at or prior to the Annual Meeting.




Cost and Manner of Solicitation

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to beneficial owners of the Company's stock. Solicitations will be made primarily by mail, but certain directors, officers or regular employees of the Company may solicit proxies in person or by telephone or telegram without special compensation.

Available Reports: Incorporation by Reference

     This Proxy Statement is accompanied by a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996. That report includes financial statements for the year ended December 31, 1996 audited by KPMG Peat Marwick LLP, the Company's independent accountants. The Annual Report to the Stockholders is furnished for information only and no part thereof is incorporated by reference in this Proxy Statement.

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB; WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1997. THE EXHIBITS THERETO WILL BE AVAILABLE AT A CHARGE OF $.20 PER PAGE. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY IN CARE OF INVESTOR RELATIONS, PRIME CAPITAL CORPORATION, O'HARE INTERNATIONAL CENTER, 10275 W. HIGGINS ROAD, ROSEMONT, ILLINOIS 60018. ALSO AVAILABLE IS THE COMPANY'S FIRST QUARTER REPORT ON FORM 10-QSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1997.

Voting Securities

     The Board of Directors has fixed the close of business on May 21, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. The voting securities issued and outstanding on the record date consist of 4,292,165 shares of the Company's common stock, $.05 par value ("common stock"), each share of which is entitled to one vote.


Proposal 1
ELECTION OF DIRECTORS

Voting for Directors

     A Board of five Directors will be elected at the 1997 Annual
Meeting. All Directors are elected annually and hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

     The persons named below have been nominated by the Board for election as Directors. Messrs. Friedman, Bischoff, Jennings, Smithburg and Youngquist have served as Director since the respective dates set forth below. The Board has no reason to anticipate that any nominee will decline or be unable to serve. In the event that any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or may be voted for a lesser number of Directors. In the absence of instructions to the contrary, proxies will be voted for the election of the Directors named below.

     The Board of Directors recommends a vote "FOR" the election of the nominees for Directors.

Certain information concerning the nominees is set forth below.
Name        Principal Occupation During Past   Age  Director
            Five Years and Other Information        Since
James A.    President and Chief Executive      51   1978
Friedman    Officer of the Company or its
            predecessor since November 1978.

Leander W.  President of Jennings &            68   1986
Jennings    Associates since September 1986;
            Managing Partner, Chicago Office
            of KPMG Peat Marwick LLP from
            January 1977 to February 1985;
            Director of A.O. Smith
            Corporation, Alberto Culver
            Corporation,  Fruit of the Loom
            Corporation, and Teppco Partners
            L.P..

William D.  Chairman of The Quaker Oats        58   1986
Smithburg   Company since 1983 and Chief
            Executive Officer thereof since
            1981; Director of The Quaker
            Oats Company, Abbott
            Laboratories, The Northern Trust
            Corporation and Corning Glass
            Works.

Robert R.   Practicing Orthodontist and        48   1978
Youngquist  owner of  Robert R. Youngquist
D.D.S.      D.D.S., Ltd. during the past six
            years.

Mark P.     Senior Partner of Bischoff,        50   1996
Bischoff    Maurides & Swabowski, Ltd. since
            1988; Secretary of the   Board
            of Directors and General Counsel
            of the Company since 1986.


The Board of Directors

     The Company's business is managed under the direction of the Board of Directors. During 1996, the Board of Directors held 5 regular meetings. The standard Committees of the Board are the Executive Committee, the Audit Committee, and the Compensation and Stock Option Committee. The Board does not have a standing Nominating Committee. All Directors attended all meetings of the Board of Directors and meetings held by all committees of the Board on which the Director served during the period that the Director served.


Committees of the Board of Directors

     The Executive Committee exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board, subject to the restrictions set forth in the By-Laws. The members of the Executive Committee are: James
A. Friedman (Chairman), Leander W. Jennings and William D. Smithburg. The Executive Committee met 6 times during 1996.

     The Audit Committee has the general responsibility for establishing and maintaining communications with the Company's internal and independent accountants, reviewing the methods used and examinations made by the auditors in connection with the Company's published financial statements and reviewing with the auditors the Company's financial and operating controls. The members of the Audit Committee are: Leander W. Jennings (Chairman), Mark P. Bischoff, and William D. Smithburg. The Audit Committee met once during 1996.

     The Compensation and Stock Option Committee oversees the Company's compensation and benefit policies and programs, including the administration of the Company's 1987 Stock Option Plan (the "1987 Plan"). The Committee also has general responsibility for the Company's personnel and compensation matters. The Committee presently consists of the following Directors of the Company: Mark P. Bischoff, William D. Smithburg, and Robert R. Youngquist. The Committee met 9 times during 1996.



Proposal 2
APPROVAL OF 1997 STOCK OPTION PLAN

     The Purpose of the 1997 Stock Option Plan (the "1997 Plan") is to provide the Company and its subsidiaries with a means of retaining, attracting and increasing the incentive of their directors and certain key employees through rewards based upon the ownership and performance of the common stock of the Company. An aggregate of 750,000 shares of the Company's common stock will be reserved for issuance pursuant to the exercise of options under the 1997 Plan, 185,566 of which shall be derived from the 1987 Plan.

     The following table summarizes the source of the options transferred from the 1987 Plan to the 1997 Plan:

   1984 Incentive Stock Option Plan (ISO)            200,000
   1986 Non-Qualified Plan                            15,000
   1987 Stock Option Plan                             85,000
   Additional Shares authorized in August 1994       200,000
   Additional Shares authorized in August 1996       250,000
      Total shares available                         750,000
   Less:
      Options exercised through March 31, 1997        17,934
      Shares under option as of March 31,1997        546,500

   Options  available  for  grant  as  of   March
   31,1997                                           185,566

      The following table summarizes the ownership of options under the 1987 Plan as of March 31, 1997:

                                      Outstanding      Options
                                        Options      Exercisable
   John W. Altergott                      135,000        101,500
   Robert C. Benson                        50,000          8,250
   Joseph H. Rinehart                      50,000              0
   Executive Officers as a Group (a)      235,000        109,750

   Non-Executive Employees as a           161,500         76,720
   Group (b)

   All Employees as a Group (c)           396,500        186,470

   All Directors as a Group (d)           150,000         50,000

   Total Shares under option as of        546,500        236,470
   March 31, 1997

   (a)  3 persons
   (b)  17 persons
   (c)  20 persons
   (d)  4 persons


     A copy of the 1997 Plan is attached as Exhibit A to this Proxy Statement. A brief description of the 1997 Plan is provided below and is qualified in its entirety by reference to said Exhibit.

Grant of Options: Administration

     The Board of Directors may grant options to purchase shares of the Company's common stock at the times and prices provided for in the agreements granting the options, subject to the terms of the 1997 Plan, to key employees and Directors of the Company or its subsidiaries. The maximum number of shares for which an option may be granted to an employee during any calendar year shall not exceed 200,000 shares. As of May 19, 1997, the market value of the Company's common stock was $7.25 per share.

     The 1997 Plan shall be administered by the Board of Directors. The Board shall select eligible persons for participation and determine the number of shares to be subject to option, the per share option price, the time and conditions of exercise, the vesting rights of the optionee, the repurchase rights of the Company, and all other terms and conditions of the options not specified in the 1997 Plan. The Board shall interpret the provisions of the 1997 Plan, may prescribe rules for its operation, and any such interpretation or rule will be final and conclusive as to all parties. The Board may delegate the responsibility for the administration of the 1997 Plan to the Compensation and Stock Option Committee (the "Committee").

     The Chief Executive Officer of the Company is authorized to grant options to non-employee directors of the Company in such amounts and at such times as he shall deem appropriate.

Terms and Exercise of Options

     The option price per share of common stock for options granted under the 1997 Plan shall be determined by the Board, but shall not be less than 50% of the fair market value of the common stock at the time of grant. The maximum period of time during which options granted under the 1997 Plan may be exercisable is ten years from the date of grant.

     An optionee may exercise options granted under the 1997 Plan for a period of 30 days following, in the case of an optionee who is an employee, termination of the optionee's employment (12 months if termination of employment is due to total and permanent disability), or, in the case of an optionee who is a non-employee Director, the time the optionee ceases to be a Director of the Company (12 months if he ceases to be a Director due to total and permanent disability) to the same extent that the optionee might have exercised such option at the time of such termination of employment or the time he ceased to be a Director, as the case may be, provided that, to the extent that the Company shall have the right to repurchase certain shares on termination of employment or directorship, the Company shall not be required to issue shares pursuant to an exercise of an option after termination of employment or directorship. Options shall not be transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such option.

     Each option granted pursuant to the 1997 Plan will be evidenced by a written agreement (the "Option Agreement") between the Company and the optionee, which agreement shall specify the exercise price and the terms and conditions of the option. Subject to the terms of the Option Agreement, options granted pursuant to the 1997 Plan may be exercised from time to time in whole or in part. Payment for the options exercised shall be either in cash or, with the consent of the Board, shares of common stock of the Company with a value equal to or less than the total option price, plus cash in the amount, if any, by which the total option price exceeds the value of such shares of common stock.

Repurchase of Shares

     Each Option Agreement shall state whether the options granted thereunder shall be subject to repurchase by the Company and the terms of such repurchase. Each grant which is subject to repurchase shall provide that if an optionee's employment by the Company terminates within a specified time after a grant of an option to such optionee under the 1997 Plan or, in the case of an optionee who is a non-employee Director, if such optionee ceases to be a Director of the Company within a specified time after a grant of an option to the optionee under the 1997 Plan, or in any case if such optionee attempts to dispose of shares issued upon exercise of such options other than as allowed under the 1997 Plan, then the Company shall have the right in its sole discretion to repurchase from such optionee at the option price a number of the shares issued pursuant to such grant depending upon the number of years elapsed since the grant of the option. In the event of (i) a merger in which the Company is not the continuing or surviving entity (or a reverse or reverse subsidiary merger or consolidation in which the Company is, in effect, acquired by another corporation), other than a merger which effects only a change in the jurisdiction of incorporation of the Company, (ii) an acquisition of all or substantially all of the Company's assets by another entity which then conducts the business of the Company, or (iii) a transfer of more than 50% of the voting power of the Company in one transaction or a series of related transactions (each of which events shall hereinafter be called a "major corporate transaction"), the right of repurchase shall cease to be effective as to the effective date of such transaction, except to the extent expressly provided in the Option Agreement.

Amendment or Termination of the Plan

     The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval shall be required
(a) to permit the grant of Awards under, and transaction in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) to comply with the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, (c) to increase the maximum number of shares available for issuance under this Plan, (d) to change the maximum number of shares that may be subject to options granted to any optionee under this Plan, (e) to change the designation of persons eligible to receive options under this Plan, (f) to change the purchase price at which shares may be sold pursuant to options granted under this Plan, or (g) to change the rights or obligations of the Company with respect to the right of repurchase. Notwithstanding the foregoing, the provisions regarding the selection of directors for participation in and the amount, the price or the timing of, Non-Employee Director Options shall not be amended more than once every six
(6) months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules thereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Board and/or the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

Tax Consequences

     The recipient of a non-statutory stock option with no readily ascertainable fair market value is not generally taxed upon the grant of the non-statutory stock option for the performance of services. At the time the option is exercised, the holder of the non-statutory stock option is generally taxed at ordinary income tax rates on an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid for such shares.

     Upon exercise of a non-statutory stock option by individuals who are subject to Section 16(b) of the Securities and Exchange Act of 1934, the recognition of ordinary income is deferred to the date upon which such stock may first be sold without incurring Section 16(b) liability (generally six months after exercise). However, if the stock received on exercise of the option is subject to a substantial risk of forfeiture, then the optionee will be taxed at the time the risk of forfeiture lapses at ordinary income rates on an amount equal to the excess of the then fair market value of the stock over the exercise price. Alternatively, the optionee of such restricted stock may elect within 30 days of the exercise of the option to be taxed at the time of exercise as if the restrictions or risk of forfeiture did not exist. If an optionee elects to be taxed at the time of exercise and subsequently forfeits the optionee's shares, the optionee's loss deduction will be limited to the excess of the amount the optionee paid for the stock plus compensation income recognized over the amount the optionee receives for the stock upon forfeiture.

     The Company will be allowed a deduction equal to the amount of compensation income on which the optionee is taxed (subject to the test of reasonable compensation). Any such compensation income taxable to an optionee who is also an employee is subject to income, Social Security and Medicare tax withholding rules and the payment of unemployment taxes by the Company. Any appreciation or depreciation in the value of shares after the date on which the optionee's ordinary compensation income is determined will be treated as long term or short term capital gain or loss depending on whether the shares are held for more than twelve months.

     Approval of the 1997 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company entitled to vote at the Annual Meeting.

     The Board of Directors favors a vote "FOR" approval of the 1997 Stock Option Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.

Proposal 3
Amendment to the 1987 Stock Option Plan

     There will be presented at the meeting a proposal to amend the 1987 Plan (effective as of December 1, 1996) to delete the provision in Section 2 of the 1987 Plan restricting the amount of shares of common stock subject to options granted to directors of the Company to 25,000 shares (the "Amendment"). In December 1996, the Company granted William D. Smithburg and Leander W. Jennings options to purchase an additional 25,000 shares of common stock each, subject to the approval of the shareholders of this Amendment. The Company wishes to continue to retain and reward directors who have provided outstanding service to the Company. Directors Smithburg and Jennings have each served as directors of the Company since 1986.

     The affirmative votes of a majority of the outstanding shares of common stock are required for approval of the Amendment.

     The Board of Directors favors a vote "FOR" approval of the proposed amendment to the 1987 Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.

Proposal 4
SELECTION OF INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING
DECEMBER 31, 1997

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent accountants, to audit the accounts of the Corporation for its fiscal year ended December 31, 1997. The Corporation has been advised that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Corporation or its subsidiaries.

     It is expected that a representative of KPMG Peat Marwick
LLP will be present at the Annual Meeting with an opportunity to make a statement, if he desires to do so, and available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" this proposal.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the President and Chief Executive Officer, and the three highest paid executive officers of the Company whose compensation was at least $100,000 for the last fiscal year in all capacities in which they served:































     SUMMARY COMPENSATION TABLE
                                                  Long-Term Compensation
                         Annual                   Awards
                       Compensation

(a)             (b)    (c)       (d)     (e)      (f)  (g)     (h)  (i)
Name and        Year   Salary    Bonus   Other         Option
Principal              ($)       ($)     Annual        /SAR
Position                                 Comp-
                                         ensa-
                                         tion
                                         ($)

James A.        1996   286,050
Friedman,       1995   288,000
President and   1994   357,000           3,625
Chief
Executive
Officer

Robert C.       1996   109,720   20,100                25,000
Benson
Senior Vice
President

John W.         1996   97,500    195,849               50,000
Altergott
Senior Vice
President

(f) There were no restricted stock awards
(h) There were no LTIP Payouts
(I) There was no other compensation
















               Options/SAR Grants in Last Fiscal Year

Individual
  Grants
   (a)        (b)          (c)             (d)            (e)
   Name     Options     % of Total     Exercise or     Expiration
            Granted  Options Granted    Base Price        Date
              (#)    to Employees in      ($/Sh)
                       Fiscal Year
Robert C.   25,000         13%            $5.50      August 9,
Benson                                               2006
Joseph H.   50,000         26%             5.38      June 24,
Rinehart                                             2006
John W.     50,000         26%             1.88      January 3,
Altergott                                            2006


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                             Values

     (a)         (b)          (c)       (d)               (e)
   Name       Shares      Value        Number of        Value of
            Acquired on  Realized     Unexercised     Unexercised
              Exercise     ($)      Options at FY-    In-the-Money
                (#)                     End (#)      Options at FY-
                                                        End ($)
                                     Exercisable/     Exercisable/
                                     Unexercisable   Unexercisable

Robert C.        -          -        8,250/41,750       $34,568/
Benson                                                  $70,182
John W.        2,000      $9,500    85,000/50,000       435,325/
Altergott                                               168,500
Joseph H.        -          -            0/50,000        0 / 0
Rinehart

Director's Compensation

     Each Director of the Company who is not an Executive Officer receives an annual retainer of $10,000 plus a fee of $500 for attendance at each meeting of the Board. In addition, members of the Committees of the Board who are not Executive Officers receive a fee of $300 for each Committee meeting attended. Directors of the Company who are also Executive Officers receive no compensation for rendering services as a Director except for reimbursement of out-of-pocket expenses.

Compensation Pursuant to Plans

     The Company has adopted the 1984 Incentive Stock Option Plan (the "ISO Plan"), the 1986 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and the 1987 Plan. All descriptions of the various plans are qualified in their entirety by reference to the actual Plan documents which are available for examination.

     The ISO Plan is administered by a committee of not less than two Directors of the Board (the "Committee"). The Board must select the members of the Committee from among those Directors who are ineligible to participate in, and who have not within the year preceding appointment to the Committee been eligible to participate in, the ISO Plan or any other stock option plan of the Company. The ISO Plan empowered the Committee to grant incentive stock options to "key employees" of the Company and its subsidiaries to purchase shares of the Company's common stock at any time prior to the approval of the 1987 Plan. Subject to certain limitations, the ISO Plan empowered the Committee to determine the persons to whom options were granted, the number of shares to be covered by each option, the option price per share (which must have been at lease equal to 100% of the fair market value of the common stock of the Company on the date the option is granted) and all other terms and conditions of the option and its exercise. Termination of an optionee's employment with the Company or its subsidiaries results in the termination of all options held by such optionee which were not exercisable at the time of such termination of employment. All options granted under the ISO Plan are non-assignable and non-transferable other than by will or the laws of descent or distribution.

     The Non-Qualified Plan empowered the Board of Directors for a period of 10 years commencing on March 26, 1986, to grant non-qualified stock options to purchase shares of the Company's common stock to Directors of the Company who are not Officers or employees of the Company or its subsidiaries and to key employees who are not Directors of the Company. On March 26, 1986, the Board of Directors delegated the responsibility for the administration of the Non-Qualified Plan to the Committee. Subject to the provisions of the Non-Qualified Plan, the Committee determined the persons to whom options are granted, the number of shares subject to each option, the exercise price of each option and all other terms and conditions of exercise. Pursuant to an amendment adopted on May 1, 1986, options must have been granted at not less than 85% of the current fair market value of the shares of common stock. Each option granted under the Non-Qualified Plan was and is immediately exercisable in full. A portion of the shares purchased upon exercise of an option granted under the Non-Qualified Plan was and is immediately exercisable in full. A portion of the shares purchased upon exercise of an option granted under the Non-Qualified Plan may, however, be subject to repurchase by the Company at the option price if the optionee ceases to be an employee or a Director, as the case may be, of the Company within five years after the date of grant of the option. Such repurchase option lapses pro-rata over such period and lapses entirely where certain transactions involving the Company have occurred. Options are not transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such option.

     The 1987 Plan was adopted by the Board of Directors on March 24, 1987 and was approved by the stockholders on May 27, 1987.
An aggregate of 300,000 shares of the Company's common stock was initially reserved for issuance pursuant to the exercise of options under the 1987 Plan, 200,000 of which were transferred from the ISO Plan and 15,000 of which were transferred from the Non-Qualified Plan.

     On August 31, 1994 the stockholders approved an additional 200,000 shares of the Company's common stock be reserved for issuance pursuant to the exercise of options under the 1987 Plan. On August 21, 1996 the stockholders approved an additional 250,000 shares of the Company's common stock be reserved for issuance pursuant to the exercise of options under the 1987 Plan. On April 30, 1997, the Board of Directors approved an amendment to the 1987 Plan extending the Plan until May 27, 1998.

     The Board of Directors may grant options to purchase shares of the Company's common stock at times and prices provided for in the agreements granting the options, subject to the terms of the 1987 Plan, to key employees (who are not Directors of the Company) and Directors (who are not Officers or employees of the Company or its subsidiaries) of the Company or its subsidiaries. Only key employees are eligible to receive incentive stock options. Key employees and Directors are eligible to receive non-qualified options. All options are subject to the specific terms and conditions evidenced by written agreements between the Company and the optionee. The maximum number of shares for which an option may be granted to any one key employee (who is not a Director of the Company) is not limited other than in the discretion of the Board.

     An optionee may exercise options granted under the 1987 Plan for a period of three months following, in the case of an optionee who is an employee, termination of the optionee's employment (12 months if termination of employment is due to total and permanent disability), or, in the case of an optionee who is a non-employee Director, the time the optionee ceases to be a Director of the Company (12 months if he ceases to be a Director due to total and permanent disability) to the same extent that the optionee might have exercised such option at the time of such termination of employment or the time he ceased to be a Director, as the case may be. The Company shall have the right to repurchase certain shares on termination of employment or directorship. Options shall not be transferable, except that options may be exercised by the executor, administrator or personal representative of a deceased optionee for a period of not longer than one year after the death of such optionee at such time and to such extent that the optionee, had he lived, would have been entitled to exercise such option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Current Ownership

     The following table sets forth certain information as of December 31, 1996 with respect to the beneficial ownership of the Company's common stock by each stockholder or group known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, by each Director, and by all Executive Officers and Directors as a group. The information is based, in part, on data furnished by such Executive Officers, Directors and stockholders. The address of each holder of more than 5% of the Company's common stock other than First Financial Fund, Inc. and Wellington Management Company is O'Hare International Center, 10275 West Higgins Road, Rosemont, Illinois 60018. The address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. First Financial Fund, Inc.'s address is One Seaport Plaza, 25th Floor, New York, New York 10292.


















  Error! Bookmark not      Amount and Nature
  defined.Name of            of Beneficial     Percent of
  Beneficial Owner             Ownership          Class
  James A. Friedman (1)       2,198,375           48.6%
  Leander W. Jennings (2)        27,100             *
  Mark P. Bischoff               10,000             *
  William D. Smithburg           27,000             *
  (2)
  Robert R. Youngquist,          20,000             *
  D.D.S. (3)
  Robert C. Benson (2)            8,250             *
  John W. Altergott (2)          92,000           2.0%
  First Financial Fund,         330,000           7.30%
  Inc. (4)
  All Executive Officers      2,836,600          62.79%
  and Directors as a
  group (8 persons) (2)

* Less than 1%

(1) Includes 459,975.67 shares owned by a trust for the benefit of Mr. Friedman's children for which Mr. Friedman disclaims beneficial ownership. The named trustee of the trust is Mark P. Bischoff.
(2) Includes outstanding options which are currently exercisable with respect to the following named individuals or groups:
  Messrs. Jennings, 25,000 shares; Smithburg, 25,000 shares; Benson, 8,250 shares; Altergott, 85,000 shares. All Executive Officers and Directors as a group, 143,250 shares.
(3) Includes 15,000 shares held in a pension plan of which Dr. Youngquist is a fiduciary and for which Dr. Youngquist disclaims beneficial ownership.
(4) According to Schedules 13G filed with the Securities and Exchange Commission on January 24, 1997 First Financial Fund, Inc., an investment company, is the beneficial owner of such shares, and Wellington Management Company, its investment advisor, may also be deemed to be a beneficial owner of those shares.





CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no family relationships among the Directors and Executive Officers of the Company.

     In September 1991, James A. Friedman purchased one lease and the underlying telecommunications equipment from the Company for a price of approximately $350,000, made up of cash and an assumption of the debt secured by those assets. The transaction was approved by the Company's outside directors in accordance with the Company's policy of related party transactions. The Company originally purchased the equipment for approximately $456,000 and entered into this lease in February, 1990. At the date of the sale to Mr. Friedman, the assets were carried on the Company's books at approximately $373,000. There were no proceeds received by Mr. Friedman on this lease in 1994. $27,511 was received by Mr. Friedman in 1995 and $223,749 was received by Mr. Friedman in 1996 on this transaction.


OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matter should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.


DEADLINE FOR SHAREHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company, in writing, no later than January 31, 1998, in order to be considered for inclusion in the Proxy Statement and proxy for the Company's 1997 Annual Meeting. Any such proposal should be sent to the attention of the Secretary of the Company at O'Hare International Center, 10275 West Higgins Road, Rosemont, IL 60018.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY CARD.

                               By Order of the Board of Directors

                                               Suzanne M. Jackson
                                                        Secretary

Rosemont, Illinois

June 2, 1997